Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of October 14, 2021, by and among Spring Valley Acquisition Corp., a Cayman Islands exempted company (“Acquiror”), Spring Valley Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Dream Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Acquiror, Merger Sub and the Company entered into that certain Merger Agreement, dated as of March 25, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Merger Agreement”);

WHEREAS, pursuant to Section 10.01(a) of the Merger Agreement, Acquiror and the Company may terminate the Merger Agreement and abandon the transactions contemplated thereby at any time prior to the Closing by mutual written consent; and

WHEREAS, the parties hereto do not anticipate the mutual condition to Closing set forth in Section 9.01(g) being satisfied prior to the Termination Date and desire to terminate the Merger Agreement pursuant to Section 10.01(a) of the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                Termination. Pursuant to Section 10.01(a) of the Merger Agreement, the parties hereto irrevocably agree to terminate the Merger Agreement effective as of the execution and delivery of this Agreement, with such termination, for the avoidance of doubt, having the effect set forth in Section 10.02 of the Merger Agreement.

2.               Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

3.               Miscellaneous. Sections 11.01 (Waiver), 11.02 (Notices), 11.03 (Assignment), 11.04 (Rights of Third Parties), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.09 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; Waiver of Trial by Jury), 11.13 (Enforcement) and 11.14 (Non-Recourse) of the Merger Agreement are hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SPRING VALLEY ACQUISITION CORP.

By:	/s/ Christopher Sorrells
	Name:	Christopher Sorrells
	Title:	Chief Executive Officer

SPRING VALLEY MERGER SUB, INC.

By:	/s/ Christopher Sorrells
	Name:	Christopher Sorrells
	Title:	Chief Executive Officer

Signature Page to Termination Agreement

DREAM HOLDINGS, INC.

By:	/s/ David Rosenberg
	Name:	David Rosenberg
	Title:	Chief Executive Officer

Signature Page to Termination Agreement